UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

The stockholders of Nord Resources Corporation (“Nord”) have approved the proposed acquisition of Nord by Platinum Diversified Mining, Inc. (“Platinum”) in the all-cash merger transaction (the “Merger”) announced on October 23, 2006. The approval was obtained at the special meeting of Nord’s stockholders held in Tucson, Arizona on December 20, 2006. The approval by Nord’s stockholders follows approval by the shareholders of Platinum on December 12, 2006.

The Merger will be completed pursuant to an agreement and plan of merger dated October 23, 2006 (the “Merger Agreement”) between Nord, Platinum, Platinum Diversified Mining USA, Inc. (“Platinum USA”), and PDM Merger Corp. (“Merger Sub”). Merger Sub is a wholly-owned subsidiary of Platinum USA, which in turn is a wholly-owned subsidiary of Platinum. If the Merger is completed, Merger Sub will merge with and into Nord, with Nord continuing as the surviving corporation and a wholly-owned subsidiary of Platinum USA. The parties are working to effect the Merger as soon as possible, with a scheduled closing date of December 22, 2006. However, completion of the Merger remains subject to satisfaction of the remaining conditions to closing under the Merger Agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated December 20, 2006*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

DATE: December 20, 2006	By:
/s/ Ronald A. Hirsch
Ronald A. Hirsch
Chairman of the Board of Directors

3.